EX-99.CODE ETH

                            CIM HIGH YIELD SECURITIES
                              AMENDED AND RESTATED

                                 CODE OF ETHICS

I.       INTRODUCTION

         A.       GENERAL PRINCIPLES

                  This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of CIM High Yield Securities (the "Fund") and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of the Fund's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         B.       APPLICABILITY

                  For purposes of this Code, "Covered Person" shall mean:

                  1. Any officer or employee of the Fund or of any investment adviser, subadviser or co-adviser to the Fund or of any company in a control relationship to the Fund or such investment adviser, subadviser or co-adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or whose functions relate to the making of any recommendation to the Fund regarding the purchase or sale of securities, including the person or persons with the direct responsibility and authority to make investment decisions affecting the Fund (the "Portfolio Manager");

                  2. Any natural person in a control relationship to the Fund or of any investment adviser, subadviser or co-adviser to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund; and

                  3.   Any Trustee of the Fund.

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                       For purposes of this Code, (a) an "Advisory Person" means
                       any  employee of the Fund or of any  investment  adviser,
                       subadviser  or  co-adviser  to  the  Fund   described  in
                       paragraph 1 above and any natural person described in paragraph 2 above; (b) a person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Covered Person, and (C) the defined terms "Covered Person", "Advisory Person" and "Portfolio Manager" shall not include any person who is
                       subject   to   securities    transaction    pre-clearance
                       requirements   and   securities   transaction   reporting
                       requirements of a code of ethics adopted by an investment adviser or subadviser or co-adviser to the Fund (an "Investment Adviser") or an administrator of the Fund (an "Administrator") in compliance with Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940
                       Act"),   and/or  Rule   204-2(a)(12)  of  the  Investment
                       Advisers Act of 1940, as amended (the "Advisers Act"), as long as such Investment Adviser or Administrator, as applicable, complies with the provisions of Article V of this Code.

II.      RESTRICTIONS ON ACTIVITIES

         A.       BLACKOUT PERIODS

                  1. No Covered Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) on a day during which the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. The foregoing shall not apply to a person who is a Covered Person with respect to the Fund by virtue of being a Trustee of the Fund, but who is not an "interested person" (as defined in the 1940 Act) of the Fund (a "Disinterested Trustee").

                  2. No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (Attachment A to this Code) in within fifteen (15) calendar days before or after the Fund trades in that security.

         B.       INTERESTED TRANSACTIONS

                  No Covered Person shall recommend any securities transactions by the Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

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                  1.   any direct or indirect  beneficial  ownership (as defined
                       in Attachment A to this Code) of any securities of such issuer;

                  2. any contemplated transaction by such person in such securities;

                  3.   any position with such issuer or its affiliates; and

                  4. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         C.       INITIAL PUBLIC OFFERINGS

                  No Advisory Person shall acquire any securities in an initial public offering for his or her personal account.

         D.       PRIVATE PLACEMENTS

                  No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Designated Review Officer (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Fund) and has concluded after consultation with other investment advisory personnel of the Fund that the Fund has no foreseeable interest in purchasing such securities.

         E.       SHORT-TERM TRADING PROFITS

                  No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Fund's Board approves otherwise, be paid over to the Fund or to a charitable organization of the Advisory Person's choosing.

         F.       GIFTS

                  No Advisory Person shall receive any gift or other things of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Fund.


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         G.       SERVICE AS A DIRECTOR

                  No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization from the Designated Review Officer (as defined below) based upon a determination that such board service would be consistent with the interests of the Fund and its shareholders.

III.     EXEMPT TRANSACTIONS

         A. For purposes of this Code, the term "security" shall have the same meaning as that set forth in ss. 2(a)(36) of the 1940 Act except that it shall not include the following:

                  1. direct obligations of the Government of the United States;
                  2. bankers' acceptances;
                  3. bank certificates of deposit;
                  4. commercial paper and high quality short-term debt
                     instruments; and
                  5. shares of registered open-end investment companies.

         B.       The  prohibitions  described  in  paragraphs  (A) and  (E)  of
                  Article II shall not apply to:

                  1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

                  2. Purchases or sales that are non-volitional on the part of the Covered Person;

                  3.   Purchases   that  are  part  of  an  automatic   dividend
                       reinvestment plan;

                  4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

                  5. Subject to the advance approval by a Designated Review Officer (as defined below) purchases or sales which are only remotely potentially harmful to the Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Fund.

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IV.      COMPLIANCE PROCEDURES

         A.       PRECLEARANCE

                  A Covered Person may, directly or indirectly, acquire or dispose of beneficial ownership of a security, including shares of the Fund, only if (1) such purchase or sale has been approved by a review officer designated by the Fund or, in the case of a Covered Person employed by an Investment Adviser, by such Investment Adviser (each, a "Designated Review Officer"),
                  (2) the approved transaction is completed by the close of business on the next business day after approval is received and (3) the Designated Review Officer has not rescinded such approval prior to execution of the transaction.

         B.       REPORTING OBLIGATIONS

                  1. Unless excepted by Section 2 of this Paragraph B, every Covered Person must report to the Designated Review Officer as described below.

                       (a) INITIAL HOLDINGS REPORTS. Not later than 10 days after the person becomes an Covered Person, the following information:

                             (i) the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

                             (ii) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                             (iii) the date that the report is signed and submitted by the Covered Person.

                       (b) QUARTERLY TRANSACTION REPORTS. Not later than 10 days after the end of each calendar quarter, the following information:

                             (i) With respect to any transaction during the quarter in a security in which the Covered Person had any direct or indirect beneficial ownership:

                                    (1)  the date of the transaction, the title,
                                         the interest rate and maturity date (if
                                         applicable),  the  number of shares and
                                         the  principal  amount of each security
                                         involved;


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                                    (2)  the  nature of the  transaction  (I.E.,
                                         purchase,  sale  or any  other  type of
                                         acquisition or disposition);

                                    (3)  the price of the  security at which the
                                         transaction was effected;

                                    (4)  the name of the broker,  dealer or bank
                                         with or through  which the  transaction
                                         was effected; and

                                    (5)  the date that the  report is signed and
                                         submitted by the Covered Person.

                             (ii) With respect to any account established by the Covered Person in which any securities were held during the quarter for the direct or indirect benefit of the Covered Person:

                                    (1)  the name of the broker,  dealer or bank
                                         with    whom   the    Covered    Person
                                         established the account;

                                    (2)  the   date   that   the   account   was
                                         established; and

                                    (3)  the date that the  report is signed and
                                         submitted by the Covered Person.

                             (iii) In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

                       (c) ANNUAL HOLDINGS REPORTS. Not later than each January 30th, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                             (i) the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership;


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                             (ii)   the name of any broker,  dealer or bank with
                                    whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

                             (iii) the date on which the report is signed and submitted by the Covered Person.

                  2.   The  following  are  the   exceptions  to  the  reporting
                       requirements outlined in Section 1 of this Paragraph B:

                       (a)   A person  need not make any report  required  under
                             Section 1 of this Paragraph B with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

                       (b) A person who would otherwise be required to make the reports described in this Paragraph B shall not be required to file reports pursuant to this Paragraph B if such person is required to file reports pursuant to a code of ethics described in
                             Article V hereof.

                       (c) A Disinterested Trustee who would be required to make the reports required under Section 1 of this Paragraph B solely by reason of being a trustee of the Fund need not make:

                             (i) an initial holdings report under Section 1(a) of this Paragraph B or an annual holdings report under Section 1(c) of this Paragraph B; or

                             (ii) a quarterly transaction report under Section 1(b) of this Paragraph B, unless the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known, that during the 15-day period immediately before or after the
                                    Trustee's  transaction  in a  security,  the
                                    Fund  purchased  or sold the security or the
                                    Fund or its investment  adviser,  subadviser
                                    or  co-adviser   considered   purchasing  or
                                    selling the security.

                       (d) A person need not make a quarterly transaction report under Section 1(b) of this Paragraph B if the report would duplicate information contained in broker trade confirmations or account statements received by the Designated Review Officer with respect to the person in the time period required under Section 1(b), if all of the information required under Section 1(b) is contained in the broker trade confirmations or account statements or in the records of the Fund.


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                  3.   Any report  delivered  pursuant  to this  Paragraph B may
                       contain  a  statement   that  the  report  shall  not  be
                       construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

         C.       CERTIFICATION OF COMPLIANCE

                  Each Covered Person is required to certify annually that he or she has read and understood the Fund's Code and recognizes that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         D.       REVIEW BY THE BOARD OF TRUSTEES

                  At least annually, an officer of the Fund shall furnish a written report to the Board of Trustees that:

                  1. describes any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations; and

                  2. certifies that the Fund has adopted procedures reasonably necessary to prevent its Covered Persons from violating this Code of Ethics.

V.       INVESTMENT ADVISER'S AND ADMINISTRATOR'S CODES OF ETHICS

         Each Investment Adviser and Administrator shall:

         (1) submit to the Board of Trustees of the Fund a copy of the Code of Ethics adopted by such Investment Adviser or Administrator pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204-2(a)(12) of the Advisers Act, which Code of Ethics shall comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing or be accompanied by a statement explaining any difference and supplying the rationale therefor;

         (2) promptly report to the Board of Trustees of the Fund in writing any material amendments to such Investment Adviser's or Administrator's Code of Ethics;


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         (3)  promptly  furnish  to the  Board of  Trustees  of the  Fund,  upon request, copies of any reports made pursuant to such Investment Adviser's or Administrator's Code of Ethics by any person who would be a Covered Person, Advisory Person or Portfolio Manager hereunder if
         such  person  were  not  subject  to  such   Investment   Adviser's  or
         Administrator's Code of Ethics; and

         (4) immediately furnish to the Board of Trustees of the Fund all material information regarding any violation of such Investment Adviser's or Administrator's Code of Ethics by any person who would be a Covered Person, Advisory Person or Portfolio Manager hereunder if such person were not subject to such Investment Adviser's or Administrator's Code of Ethics.

VI.      SANCTIONS

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Review Officer shall submit findings to the Board of Trustees of the Fund. With respect to officers, employees or Trustees of the Fund, the Board of Trustees of the Fund may impose on that Covered Person whatever sanctions the Board of Trustees of the Fund deems appropriate, including, among other things, disgorgement of profits, censure, suspension or termination of employment.

VII.     CONFIDENTIALITY

         All information obtained from any Covered Person hereunder or from an Investment Adviser pursuant to Article V hereof shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VIII.    OTHER LAWS, RULE AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Fund.



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IX.      RECORDS

         The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

         1. A copy of this Code of Ethics and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

         2. A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

         3. A copy of each report made by a Covered Person pursuant to this Code of Ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

         4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place.

         5. A copy of each report required under Paragraph D of Article IV shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an early accessible place.

         6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Person of securities under Paragraph D of Article II, shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

X.       FURTHER INFORMATION

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the applicable Designated Review Officer.

Dated:  April 5, 1995

as amended July 5, 1995

as further amended January 11, 2000


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                                  ATTACHMENT A

         The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is NOT deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.